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                            MASTER SECURITY AGREEMENT

      This Master Security Agreement ("Agreement") dated this 15th day of September, 1998, is made by Phoenix Color Corp., a Delaware corporation ("Phoenix"), PCC Express, Inc., a Delaware corporation ("PCC") and Phoenix (MD.) Realty LLC, a Maryland limited liability company ("Realty") (Phoenix, PCC and Realty are sometimes referred to herein individually as "Debtor" or collectively as "Debtors") in favor of First Union National Bank, a national banking association, as collateral agent (in such capacity "Collateral Agent") for (i) First Union National Bank, as agent (in such capacity "Bank Agent"), for the lenders ("Lenders") and issuer ("Issuer") parties to the Credit Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, "Credit Agreement"), among the borrowers ("Borrowers"), Bank Agent, Issuer and Lenders and (ii) First Union Investors, Inc. ("Purchaser") as purchaser of, and any other holder of the Bridge Notes or Exchange Notes as defined in, and issued under, the Bridge Securities Purchase Agreement (as amended, modified, restated or supplemented from time to time, "Purchase Agreement"), among Phoenix, PCC, Realty and Purchaser.

                                   BACKGROUND

      A. Borrowers, Issuer, Lenders and Bank Agent have entered into the Credit Agreement which, as set forth in the Background thereto (which Background is incorporated by reference as if fully set forth herein), inter alia, confirms and preserves the continued effect and operation of liens and security interests granted under the Existing Loan Agreement (as defined in the Credit Agreement).

      B. Phoenix and Purchaser have entered into the Purchase Agreement pursuant to which Phoenix may issue, from time to time the Bridge Notes and Exchange Notes (as defined in the Purchase Agreement) and PCC and Realty have guaranteed, in accordance with the terms of the Purchaser Agreement, the payment and performance of Phoenix's obligations under the Purchase Agreement.

      C. It is a condition precedent to the effectiveness of the Credit Agreement that each Debtor pledge the Collateral as provided herein in order to secure the Loan Obligations under, and as defined in, the Credit Agreement.

      D. It is a condition precedent to the effectiveness of the Purchase Agreement that each Debtor pledge the Collateral as herein provided in order to secure the Bridge Note Obligations and Exchange Note Obligations, each as defined in the Credit Agreement.

      E. It is the intention of the parties that the legal operation and effect of the Existing Loan Agreement be confirmed, as modified, amended, supplemented and restated by the Credit
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Agreement and this Agreement and that, in the event of any inconsistency between the terms of the Existing Credit Agreement, on one hand, and the terms and conditions of the Credit Agreement and this Agreement, on the other, the terms of the Credit Agreement and this Agreement shall govern.

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                            SECTION 1. DEFINED TERMS

      1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement or by reference therein.

      (b) The following terms shall have the following meanings:

            Bridge Note Majority Holders - The holders of more than fifty percent (50%) of the outstanding principal amount of the Bridge Notes.

            Collateral - As defined in Section 2.

            Default - Any Default under and as defined in the Credit Agreement or any Default under and as defined in the Purchase Agreement.

            Event of Default - Any Event of Default under and as defined in the Credit Agreement or any Event of Default under and as defined in the Purchase Agreement.

            Exchange Note Holders - Any holders of the Exchange Notes.

            Obligations - The collective reference to (i) the Loan Obligations,
      (ii) the Bridge Note Obligations and (iii) the Exchange Note Obligations, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise.

            Secured Parties - Collectively, Bank Agent, Lenders, Issuer, Purchaser, Trustee, holders of the Bridge Notes and Exchange Note Holders, and any successors or assigns thereto.

            Trustee - The trustee under the Exchange Indenture.

      (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


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                          SECTION 2. SECURITY INTEREST

      2.1 Description. As security for the prompt and complete payment and performance (whether at the stated maturity, by acceleration or otherwise) of all Obligations, each Debtor hereby assigns and grants to Collateral Agent (for the benefit of Secured Parties), a continuing Lien on and security interest in, upon and to the following property (the "Collateral"):

            (a) Accounts, Contract Rights, Etc. - All of such Debtor's now owned and hereafter acquired, created, or arising Accounts, accounts receivable, notes receivable, contract rights, Chattel Paper, Documents (including documents of title), Instruments, letters of credit and Goods;

            (b) Inventory - All of such Debtor's now owned or hereafter acquired Inventory of every nature and kind, wherever located;

            (c) General Intangibles - All of such Debtor's now owned and hereafter acquired, created or arising General Intangibles of every kind and description, including, without limitation, all existing and future rights to commissions, customer lists, choses in action, claims, books, records, patents and patent applications, copyrights, copyright applications, servicemarks, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, contracts, contract rights, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies including, without limitation, credit insurance and key man life insurance policies, and computer information, software, records and data;

            (d) Equipment - All of such Debtor's now owned and hereafter acquired Equipment, including, without limitation, machinery, vehicles, furniture and Fixtures, wherever located, and all replacements, parts, accessories, substitutions and additions thereto;

            (e) Deposit Accounts - All of such Debtor's now existing and hereafter acquired or arising deposit accounts of every nature, including, without limitation, the Cash Collateral Account, wherever located, and all documents and records associated therewith;

            (f) Property in Lender's Possession - All Property of such Debtor, now or hereafter in any Secured Party's possession;

            (g) Investment Property- All of such Debtor's now owned or hereafter acquired Investment Property whether registered or unregistered; and

            (h) Proceeds - The Proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing.


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      2.2 Lien Documents. As Collateral Agent deems necessary, each Debtor shall execute and deliver to Collateral Agent, for the benefit of Secured Parties, or have executed and delivered (all in form and substance satisfactory to Collateral Agent):

            (a) Financing Statements. Financing statements pursuant to the UCC, which Collateral Agent may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Collateral Agent deems appropriate; and

            (b) Other Agreements. Any other agreements, documents, instruments and writings, including, without limitation, intellectual property security agreements required to evidence, perfect or protect Collateral Agent's Lien and security interest in the Collateral required hereunder or as Collateral Agent may request from time to time.

      2.3 Other Actions. In addition to the foregoing, each Debtor shall do anything further that may be lawfully and reasonably required by Collateral Agent to secure Collateral Agent (for the benefit of Secured Parties), and effectuate the intentions and objects of this Agreement, including, without limitation, the execution and delivery of continuation statements, amendments to financing statements, and any other documents required hereunder. At Collateral Agent's request, each Debtor shall also immediately deliver to Collateral Agent all items constituting Collateral for which Collateral Agent must receive possession to obtain a perfected security interest, including, without limitation, all notes, certificates and documents of title, Chattel Paper, Instruments, and any other similar instruments constituting Collateral.

      2.4 Filing Security Agreement. A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

      2.5 Landlord/Warehouseman Waiver. Each Debtor will use its best efforts to cause each owner of any premises occupied by such Debtor or to be occupied by such Debtor and each warehouseman of any warehouse, where, in either event, Collateral is held, to execute and deliver to Collateral Agent an instrument, in form and substance reasonably satisfactory to Collateral Agent, under which such owner(s) or warehouseman subordinates its/his/their interests in and waives its/his/their right to distrain on or foreclose against the Collateral and agrees to allow Collateral Agent to remain on such premises to dispose of or deal with any Collateral located thereon.

      2.6 Power of Attorney. Each of the officers of Collateral Agent or its representative is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Debtor (without requiring it to act as such) with full power of substitution to do the following: (a) endorse, in favor of Collateral Agent, the name of Debtor upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Debtor and constitute collections on such Debtor's Accounts or other Collateral;
(b) execute in the name of each Debtor any financing statements in favor of Collateral Agent; (c) execute in the name of


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each Debtor, schedules, assignments, instruments, documents and statements that such Debtor is obligated to give Collateral Agent hereunder or is necessary to perfect (or continue to evidence the perfection of) such security interest or Lien; and (d) do such other and further acts and deeds in the name of each Debtor that Collateral Agent may reasonably deem necessary or desirable to enforce any Account or other Collateral or protect Collateral Agent's security interest or Lien in the Collateral. The power of attorney set forth herein is coupled with an interest.

      2.7 Particular Releases of Security Interests. If it is determined that the security interest granted in any Debtor's Equipment under Section 2.1(d) constitutes a violation of any Permitted Lien that is a lease, conditional sale contract or purchase money security agreement with respect to any particular item of such Equipment, then upon Phoenix's written request to Collateral Agent, which request shall be accompanied by such documentation as Collateral Agent may reasonably require to verify such violation and to specifically identify such Equipment, Collateral Agent shall execute a UCC-3 partial release statement for such specified Equipment.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

      3.1 Each Debtor represents and warrants that:

            (a) Ratification. Each representation and warranty made by any Debtor in (or referred to in) the Credit Agreement or the Purchase Agreement relating to such Debtor is hereby ratified and confirmed and incorporated by reference as if set forth herein in full.

            (b) Perfection. This Agreement is effective to create in favor of Collateral Agent, for the benefit of Secured Parties, legal, valid and enforceable Liens and security interests in all right, title and interest of each Debtor in the Collateral, and when financing statements have been filed in the offices of the jurisdictions shown on Schedule "3.1(b)" attached hereto and made a part hereof under such Debtor's name, Collateral Agent, for the benefit of Secured Parties, will have perfected Liens and security interests in the Collateral, superior in right to any and all other Liens, existing or future other than Permitted Liens.

            (c) Chief Executive Office. Each Debtor's chief executive office is located at 540 Western Maryland Parkway, Hagerstown, Maryland 21740.

            (d) Inventory and Equipment Location. Each Debtor keeps its Inventory and Equipment at the locations set forth on Schedule 4.2 to the Credit Agreement.

                              SECTION 4. COVENANTS

      4.1 Each Debtor covenants and agrees with Collateral Agent and each Secured Party that, from and after the date of this Agreement, until the Obligations shall have been paid and satisfied in full and the Revolving Credit has been terminated:


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            (a) Ratification. Each covenant made by any Debtor in (or referred to in) the Credit Agreement or the Purchase Agreement relating to such Debtor is hereby ratified and confirmed and incorporated by reference as if set forth herein in full.

            (b) Change of Location. Each Debtor shall give thirty (30) days prior written notice to Collateral Agent of any change in the location of any Collateral from that set forth in Schedule 4.2 to the Credit Agreement or of any change of its chief executive office.

            (c) Insurance. Each Debtor shall maintain casualty, public liability, product liability and business interruption insurance as set forth in the Credit Agreement. The policies of all such casualty insurance shall contain standard Mortgagee and Lender's Loss Payable Clauses (and, with respect to liability and interruption insurance, additional insured clauses) issued in favor of Collateral Agent under which all losses thereunder shall be paid to Collateral Agent (for application in accordance with the terms of the Collateral Agency Agreement) as Collateral Agent's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Collateral Agent and shall insure Collateral Agent notwithstanding the act or neglect of any Debtor. Each Debtor hereby irrevocably appoints Collateral Agent as such Debtor's attorney-in-fact (which power is coupled with an interest), exercisable at Collateral Agent's option to endorse any check (but only a check in excess of $100,000 if no Event of Default has occurred) which may be payable to any Debtor in order to collect the proceeds of such insurance and any amount or amounts collected by Collateral Agent pursuant to the provisions of this paragraph may be applied by Collateral Agent, in its sole discretion, in the manner set forth in the Collateral Agency Agreement or to repair, reconstruct or replace the loss of or damage to Collateral as Collateral Agent in its reasonable judgment may from time to time determine.

                               SECTION 5. REMEDIES

      5.1 Rights and Remedies on Default. Collateral Agent may, at any time after an acceleration of Loan Obligations, Bridge Note Obligations or Exchange Note Obligations, following the occurrence of an Event of Default, exercise rights and remedies of a secured party granted to it under the UCC and may exercise all rights and remedies under any other applicable law, including, without limitation, the following rights and remedies:

            (i) the right to take possession of, send notices, and collect directly the Collateral, with or without judicial process (including, without limitation the right to notify the United States postal authority to redirect all mail addressed to a Debtor to an address designated by Collateral Agent);

            (ii) by its own means or with judicial assistance, enter any Debtor's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises without any liability for rent, storage, utilities or other sums, and no Debtor shall resist or interfere with such action;


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            (iii) require each Debtor at such Debtor's expense to assemble all or any part of the Collateral and make it available to Collateral Agent at any place designated by Collateral Agent; and

            (iv) in its discretion, collect and dispose of all Proceeds arising from all Accounts and General Intangibles. Collateral Agent may (A) notify Account Debtors and other obligors of the grant to and creation in favor of Collateral Agent of the security interest in the Accounts, General Intangibles and the Proceeds thereof under this Agreement, (B) direct such Account Debtors or other obligors to make any payments from time to time due in respect of any such Accounts and General Intangibles directly to Collateral Agent at such places as it directs and (C) assume entire control over all of the Proceeds of such Accounts and General Intangibles. Each Debtor shall promptly remit all such Proceeds then or subsequently in its possession, and any collections and receipts with respect to such Proceeds shall be held in trust by such Debtor for the benefit of Collateral Agent.

Each Debtor hereby agrees that a notice received by it at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Collateral Agent without prior notice to such Debtor. Collateral Agent, Bank Agent, Lenders, Issuer, Purchaser, Trustee, and any holder of the Bridge Notes or Exchange Notes shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold free of any equity or right of redemption which each Debtor hereby waives. Each Debtor covenants and agrees not to interfere with or impose any obstacle to Collateral Agent's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder

      5.2 License of General Intangibles. For purpose of enabling Collateral Agent to exercise its rights and remedies hereunder, each Debtor hereby grants to Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of any royalty or other compensation to any Debtor) to use assign, license or sublicense any Debtor's General Intangibles, wherever the same may be located, including in such license reasonable access to all media in which any General Intangibles may be recorded or stored and to all computer programs used for the compilation or printout thereof; provided that Collateral Agent shall comply with all reasonable quality control standards and trademark use requirements of such Debtor. No agreements hereafter acquired or agreed to or entered into by any Debtor shall prohibit, restrict or impair the rights granted to Collateral Agent hereunder. Notwithstanding the foregoing, neither Collateral Agent nor any Secured Party shall have any obligations or liabilities regarding any Debtor's General Intangibles by reason of, or arising out of, this Agreement.


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

      5.3 Nature of Remedies. Collateral Agent shall have the right to proceed against all or any portion of the Collateral in any order and may apply such Collateral to the Obligations in accordance with the terms of the Collateral Agency Agreement. All rights and remedies granted Collateral Agent hereunder and under any agreement referred to herein, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Collateral Agent may proceed with any number of remedies at the same time until all existing and future Obligations are satisfied in full and the Revolving Credit has been terminated. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Collateral Agent, upon the occurrence of an Event of Default, may proceed against any Debtor, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

                           SECTION 6. COLLATERAL AGENT

      6.1 Performance by Collateral Agent of Debtors' Obligations. If any Debtor fails to perform or comply with any of its agreements contained herein, Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

      6.2 Duty of Collateral Agent; Release of Collateral. (a) Collateral Agent's sole duty to any Person with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the UCC or otherwise, shall be to deal with it in the same manner as Collateral Agent deals with similar property for its own account. Neither Collateral Agent nor any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Collateral Agent and the other Secured Parties hereunder are solely to protect such parties' interests in the Collateral and shall not impose any duty upon any of such parties to exercise any such powers. Such parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Debtor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            (b) Except as otherwise provided in Section 2.7 hereof, Collateral Agent shall release the Liens on the Collateral granted hereunder only upon receipt of notice from Bank Agent, Bridge Note Majority Holders and Trustee which notices, taken together, confirm the satisfaction in full of all of the Obligations and termination of the Revolving Credit.

      6.3 Authority of Collateral Agent. Each Debtor acknowledges that the rights and responsibilities of Collateral Agent under this Agreement with respect to any action taken by


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Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Bank Agent (for the benefit of Lenders) on the one hand and the holders of the Bridge Notes and holders of the Exchange Notes on the other hand be governed by the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them; and as between Bank Agent and Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them; and as among the Bridge Note Holders be governed by the Purchase Agreement and such other agreements with respect thereto as may exist from time to time among them; and as among the Exchange Note Holders be governed by the Exchange Indenture and such other agreements with respect thereto as may exist from time to time among them; but, as between Collateral Agent and Debtors, Collateral Agent shall be conclusively presumed to be acting as agent for Secured Parties, in accordance with the Collateral Agency Agreement, with full and valid authority so to act or refrain from acting and no Debtor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

      7.1 GOVERNING LAW. THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO ITS OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS. THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

      7.2 Waiver. No omission or delay by Collateral Agent in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Debtors no waiver will be valid unless in writing and signed by Collateral Agent and then only to the extent specified.

      7.3 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given to Debtors if effected in the manner set forth in Section 9.8 of the Credit Agreement and to Collateral Agent if effected in the manner set forth in the Collateral Agency Agreement.

      7.4 Headings. The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.


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      7.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. No Debtor may transfer, assign or delegate any of its duties or obligations hereunder.

      7.6 Duplicate Originals. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterpart, all of which counterparts taken together shall constitute one fully completed fully executed document.

      7.7 Modification. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Debtors, Collateral Agent, Bank Agent, Majority Bridge Note Holders and, if appointed, Trustee.

      7.8 Signatories. Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

      IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.

PHOENIX (MD.) REALTY, LLC               PHOENIX COLOR CORP.


By: /s/ Edward Lieberman                By: /s/ Edward Lieberman
    ------------------------------          ------------------------------
    Title: Treasurer                        Title: Exec. VP


                                        PCC EXPRESS, INC.


                                        By: /s/ Edward Lieberman
                                            ------------------------------
                                            Title: Exec. VP

Accepted:
FIRST UNION NATIONAL BANK,
as Collateral Agent


By: /s/ Margaret A. Byrne
    ------------------------------


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